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                                                                     EXHIBIT 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              THE CIT GROUP, INC.
                       Under Sections 242 and 245 of the
                        Delaware General Corporation Law

            The CIT Group, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

            1. The name of the Corporation is The CIT Group, Inc.

            2. The original certificate of incorporation of the Corporation was filed by the Secretary of State of the State of Delaware on the 29th day of August, 1979. The name under which the Corporation was originally incorporated was "RCA Holdings Corp." The certificate of incorporation was amended by amendments filed with the Secretary of State of the State of Delaware on January 31, 1980 and April 30, 1986, further amended and restated in its entirety by the filing of a Restated Certificate of Incorporation on December 29, 1989 and subsequently further amended by the filing of an amendment thereto on September 26, 1997 (as so amended, the "Restated Certificate of Incorporation").

            3. This Amended and Restated Certificate of Incorporation restates, integrates and further amends the Corporation's existing Restated Certificate of Incorporation as follows:

                  (1) Article THIRD has been amended to provide that the purpose and powers of the Corporation shall be to engage in any lawful activity under the General Corporation Law of the State of Delaware (the "General Corporation Law");

                  (2) Article FOURTH has been amended to provide for the recapitalization of the Corporation, the authorization of Class A Common Stock and Class B Common Stock having the terms set forth therein, and the reclassification of all currently outstanding common stock of the Corporation as Class B Common Stock;

                  (3) Article FIFTH has been added to provide procedures for computing stockholder votes;

                  (4) Article SIXTH has been added to provide that the Board of Directors shall have all powers conferred upon it by Delaware law and such additional powers as may be conferred upon it by the By-Laws of the Corporation;

                  (5) Article SEVENTH has been added to provide for certain matters governing the number of directors, the election of directors and the filling of vacancies on the Board;

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                  (6) Article EIGHTH has been added to provide for the taking of stockholder action by written consent and to set forth procedures for the calling of special meetings of the stockholders;

                  (7) Article NINTH has been added to deal with potential conflicts of interest between the Corporation and its majority stockholder;

                  (8) Article TENTH has been added to reflect the Corporation's election not to be governed by Section 203 of the General Corporation Law;

                  (9) Article ELEVENTH has been amended to eliminate the personal liability of directors to the fullest extent permitted by the General Corporation Law;

                  (10) Article TWELFTH has been amended to provide for indemnification of officers and directors by the Corporation to the fullest extent permitted by the General Corporation Law; and

                  (11) Article THIRTEENTH has been added to provide the procedures to be followed for further amendments to the By-Laws of the Corporation.

            4. The Restated Certificate of Incorporation of The CIT Group, Inc., as amended or supplemented heretofore, is further amended hereby, and is hereby restated to read in its entirety, as hereinafter set forth:

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               THE CIT GROUP, INC.

            FIRST: The name of the Corporation is The CIT Group, Inc.

            SECOND: Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is THE CORPORATION TRUST COMPANY.

            THIRD: The purpose and powers of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            FOURTH: (a) The total number of shares of stock that the Corporation shall have authority to issue is 1,260,000,000, of which (i) 50,000,000 shares shall be shares of preferred stock, par value $.01 per share (the "Preferred Stock"), (ii) 700,000,000 shares shall be shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), and (iii) 510,000,000 shares shall be shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock", and together with the Class A Common Stock, "Common Stock").


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                        (b) Shares of Preferred Stock may be issued from time to
time in one or more series. Subject to any limitations set forth in this Amended and Restated Certificate of Incorporation and any limitations prescribed by the laws of the State of Delaware, the Board of Directors is expressly authorized, prior to the issuance of any series of Preferred Stock, to fix by resolution or resolutions providing for the issue of any series, the number of shares included in such series and the designation, relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of such series.

                        (c) The Board of Directors shall have the sole power to issue additional shares of stock of any class or series at any time or from time to time.

                        (d) The number of authorized shares of any class or classes of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and the Class B Common Stock, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law or any corresponding provision hereinafter enacted.

                        (e) The relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock and Class B Common Stock of the Corporation shall be as follows:

                        (1) Except as otherwise set forth below in this Article FOURTH, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of the Class A Common Stock and Class B Common Stock shall be identical in all respects.

                        (2) Subject to the rights of the holders of any outstanding Preferred Stock and subject to any other provisions of this Amended and Restated Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation or, subject to the next sentence, shares of Common Stock of the Corporation, or any property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock, only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock so distributed shall be equal in number on a per share basis. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class.


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                        (3) At every meeting of the stockholders of the
      Corporation every holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in his name on the transfer books of the Corporation, and every holder of Class B Common Stock shall be entitled to five votes in person or by proxy for each share of Class B Common Stock standing in its name on the transfer books of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders, subject to the right of The Dai-Ichi Kangyo Bank, Limited (together with its successors, "DKB") or the Class B Transferee (as defined in Section
      (e)(6)(ii) below), as the case may be, to elect to reduce from time to time the number of votes per share to which the holders of Class B Common Stock are entitled to any number of votes per share of Class B Common Stock less than five (but not fewer than one) by written notice to the Corporation, which notice shall (A) specify the reduced number of votes per share, (B) be included with the records of the Corporation maintained by the Secretary and (C) for so long thereafter as there shall be shares of Class B Common Stock outstanding, be referred to or reflected in any proxy or information statement provided to holders of the Common Stock in connection with any matter to be voted upon by such holders; provided, however, that with respect to any proposed conversion of the shares of Class B Common Stock into shares of Class A Common Stock pursuant to Section (e)(6)(ii) below, every holder of a share of Common Stock, irrespective of class, shall have one vote in person or by proxy for each share of Common Stock standing in his name on the transfer books of the Corporation. Except as may be otherwise required by law or by this Article FOURTH, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class, subject to any voting rights that may be granted to holders of Preferred Stock, on all matters submitted to a vote of the stockholders of the Corporation.

                        (4) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of any Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Class A Common Stock and Class B Common Stock. For purposes of this Section (e)(4), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                        (5) In the case of any reorganization or consolidation or merger of the Corporation with one or more other entities, each holder of a share of Class A Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash), if any, receivable upon such reorganization, consolidation or merger by each holder of shares of Class B Common Stock, and each holder of a share of Class B Common Stock shall be entitled to receive with respect to such share the same kind and amount of shares of stock


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      and other securities and property (including cash), if any, receivable upon such reorganization, consolidation or merger by a holder of shares of Class A Common Stock, except that shares of stock or other securities receivable upon such reorganization, consolidation or merger by a holder of a share of Class B Common Stock may differ from the shares of stock or other securities receivable upon such reorganization, consolidation or merger by a holder of a share of Class A Common Stock to the extent that the Class B Common Stock and Class A Common Stock differ as provided in this Amended and Restated Certificate of Incorporation of the Corporation.

                        (6) (i) Each record holder of shares of Class B Common Stock may convert such shares into an equal number of shares of Class A Common Stock by surrendering the certificates for such shares, accompanied by any required tax transfer stamps and by a written notice by such record holder to the Corporation stating that such record holder desires to convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock and requesting that the Corporation issue all of such shares of Class A Common Stock to persons named therein, and setting forth the number of shares of Class A Common Stock to be issued to each such person and the denominations in which the certificates therefor are to be issued. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date of such surrender.

                              (ii) Each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock upon the transfer of such share if, after such transfer, such share is not beneficially owned by DKB or any of its subsidiaries (other than the Corporation) or, as set forth below in this Section (e)(6)(ii), the Class B Transferee or any subsidiaries of the Class B Transferee. Each share of Class B Common Stock, at any time acquired by the Corporation, shall automatically convert into one share of Class A Common Stock unless, prior to the acquisition thereof, the Board of Directors of the Corporation shall have adopted resolutions approving the retirement of such shares of Class B Common Stock. For purposes of this Amended and Restated Certificate of Incorporation, "beneficial owner", and any derivative term thereof, shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended. In addition, a person shall be the "beneficial owner" of any shares of Common Stock which such person or any of its affiliates or associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding (but neither such person nor any such affiliate or associate shall be deemed to be the beneficial owner of any shares of Common Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such person nor any such affiliate or associate is otherwise deemed the beneficial owner). For purposes of this Section
      (e)(6), the term "subsidiary" means as to any person or entity, all corporations, partnerships, joint ventures, associations and other entities in which such


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      person or entity beneficially owns (directly or indirectly) 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

                  Shares of Class B Common Stock representing more than a 50% economic interest in the then outstanding shares of Common Stock taken as a whole transferred by DKB and/or any of its subsidiaries in a single transaction or series of related transactions to one person unrelated to DKB or its subsidiaries (together with its successors, the "Class B Transferee") and/or any subsidiaries of the Class B Transferee shall not automatically convert to shares of Class A Common Stock upon the transfer of such shares. Following any such transfer of shares of Class B Common Stock representing more than a 50% economic interest in the outstanding shares of Common Stock taken as a whole to the Class B Transferee, any shares of Class B Common Stock retained by DKB and/or any of its subsidiaries shall automatically convert into shares of Class A Common Stock upon such transfer. For purposes of this Section (e)(6), each reference to a "person" shall be deemed to include not only a natural person, but also a corporation, partnership, joint venture, association, or other legal entity of any kind; and each reference to a "natural person" (or to a "record holder" of shares, if a natural person) shall be deemed to include in his representative capacity a guardian, committee, executor, administrator or other legal representative of such natural person or record holder.

                  Each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock if at any time the number of shares of Class B Common Stock then outstanding is less than 25% of the aggregate number of shares of Common Stock then outstanding.

                  The Corporation will provide notice of any automatic conversion of all outstanding shares of Class B Common Stock to holders of record of shares of Common Stock as soon as practicable following such conversion; provided, however, that the Corporation may satisfy such notice requirement by providing such notice prior to such conversion. Such notice shall be provided by mailing notice of such conversion, first class, postage prepaid, to each holder of record of shares of Common Stock, at such holder's address as it appears on the transfer books of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock. Each such notice shall state, as appropriate, the following:

                              (A) the automatic conversion date;

                              (B) that all outstanding shares of Class B Common
            Stock are automatically converted;

                              (C) the place or places where certificates for
            such shares are to be surrendered for conversion; and

                              (D) that no dividends will be declared on the
            shares of Class B Common Stock converted after such conversion date.


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                        Immediately upon such conversion on the automatic
      conversion date, the rights of the holders of shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; provided, however, that such persons shall be entitled to receive when paid any dividends declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion, subject to Section (e)(6)(vi) below.

                              (iii) Holders of shares of Class B Common Stock may (A) sell or otherwise dispose of or transfer any or all of such shares held by them, respectively, only in connection with a transfer which meets the qualifications of Section (e)(6)(iv) below, and under no other circumstances, or (B) convert any or all of such shares into shares of Class A Common Stock as provided in Section (e)(6)(i) above. No one other than those persons or entities in whose names shares of Class B Common Stock become registered on the original stock ledger of the Corporation by reason of their record ownership of shares of Common Stock of the Corporation which are reclassified into shares of Class B Common Stock, or transferees or successive transferees who receive shares of Class B Common Stock in connection with a transfer which meets the qualifications set forth in Section (e)(6)(iv) below, shall by virtue of the acquisition of a certificate for shares of Class B Common Stock have the status of an owner or holder of shares of Class B Common Stock or be recognized as such by the Corporation or be otherwise entitled to enjoy for its own benefit the special rights and powers of a holder of shares of Class B Common Stock.

                        Holders of shares of Class B Common Stock may at any and all times transfer to any person or entity the shares of Class A Common Stock issuable upon conversion of such shares of Class B Common Stock.

                              (iv) Shares of Class B Common Stock shall be transferred on the books of the Corporation and a new certificate therefor issued, upon presentation at the office of the Secretary of the Corporation (or at such additional place or places as may from time to time be designated by the Secretary or any Assistant Secretary of the Corporation) of the certificate for such shares, in proper form for transfer and accompanied by all requisite stock transfer tax stamps, only if such certificate when so presented shall also be accompanied by any one of the following:

                              (a) a written notice from DKB, stating that the
            certificate for such shares is being presented to effect a transfer by DKB of shares to a subsidiary or subsidiaries of DKB;

                              (b) a written notice from DKB, stating that the
            certificate for such shares is being presented to effect a transfer by any subsidiary of DKB of shares to DKB or another subsidiary or subsidiaries of DKB;

                              (c) a written notice from DKB, stating that the
            certificate for such shares is being presented to effect a transfer by DKB or any of


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            its subsidiaries of shares to the Class B Transferee or a subsidiary or subsidiaries of the Class B Transferee as contemplated by Section
            (e)(6)(ii);

                              (d) a written notice from the Class B Transferee
            stating that the certificate for such shares is being presented to effect a transfer by the Class B Transferee of shares to a subsidiary or subsidiaries of the Class B Transferee; or

                              (e) a written notice from the Class B Transferee
            stating that the certificate for such shares is being presented to effect a transfer by any subsidiary of the Class B Transferee of shares to the Class B Transferee or another subsidiary or subsidiaries of the Class B Transferee.

                        If a record holder of shares of Class B Common Stock shall deliver a certificate for such shares, endorsed by it for transfer or accompanied by an instrument of transfer signed by it, to a person or entity who receives such shares in connection with a transfer which does not meet the qualifications set forth in this Section (e)(6)(iv), then such person or entity or any successive transferee of a certificate for such shares may treat such endorsement or instrument as authorizing it on behalf of such record holder to convert such shares in the manner above provided for the purpose of the transfer to itself of the shares of Class A Common Stock issuable upon such conversion, and to give on behalf of such record holder the written notice of conversion above required, and may convert such shares of Class B Common Stock accordingly.

                        If such shares of Class B Common Stock shall improperly have been registered in the name of such a person or entity (or in the name of any successive transferee of such certificate) and a new certificate therefor issued, such person or entity or such transferee shall surrender such new certificate for cancellation, accompanied by the written notice of conversion above required, in which case (1) such person or entity or such transferee shall be deemed to have elected to treat the endorsement on (or instrument of transfer accompanying) the certificate so delivered by such former record holder as authorizing such person or entity or such transferee on behalf of such former record holder so to convert such shares and so to give such notice, (2) the shares of Class B Common Stock registered in the name of such former record holder shall be deemed to have been surrendered for conversion for the purpose of the transfer to such person or entity or such transferee of the shares of Class A Common Stock issuable upon conversion and (3) the appropriate entries shall be made on the books of the Corporation to reflect such action.

                        In the event that the Board of Directors of the Corporation (or any committee or subcommittee of the Board of Directors, or any officer of the Corporation, designated for this purpose by the Board of Directors) shall determine, upon the basis of facts not disclosed in any notice or other document accompanying the certificate for shares of Class B Common Stock when presented for transfer, that such shares of Class B Common Stock have been registered in violation of the provisions of Section (e)(6), or


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      shall determine that a person or entity is enjoying for his or its own benefit the special rights and powers of shares of Class B Common Stock in violation of such provisions, then the Corporation shall take such action at law or in equity as is appropriate under the circumstances. An unforeclosed pledge made to secure a bona fide obligation shall not be deemed to violate such provisions.

                              (v) Every certificate for shares of Class B Common Stock shall bear a legend on the face thereof reading as follows:

                  "The shares of Class B Common Stock represented by this
            certificate may not be transferred to any person or entity in connection with a transfer that does not meet the qualifications set forth in Section (e)(6)(iv) of Article FOURTH of the Amended and Restated Certificate of Incorporation of this Corporation and no person or entity who receives such shares in connection with a transfer which does not meet the qualifications prescribed by Section (e)(6)(iv) of said Article FOURTH is entitled to own or to be registered as the record holder of such shares of Class B Common Stock, but the record holder of this certificate may at any time convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock. Each holder of this certificate, by accepting the same, accepts and agrees to all of the foregoing."

                              (vi) Upon any conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to the provisions of this Section (e)(6), any dividend for which the record date or payment date shall be subsequent to such conversion which may have been declared on the shares of Class B Common Stock so converted shall be deemed to have been declared, and shall be payable, with respect to the shares of Class A Common Stock into or for which such shares of Class B Common Stock shall have been so converted, and any such dividend which shall have been declared on such shares payable in shares of Class B Common Stock shall be deemed to have been declared, and shall be payable, in shares of Class A Common Stock.

                              (vii) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Class A Common Stock as would be issuable upon the conversion of all shares of Class B Common Stock then outstanding.

                              (viii) In connection with any transfer or conversion of any stock of the Corporation pursuant to or as permitted by the provisions of this Section (e)(6), or in connection with the making of any determination referred to in this Section (e)(6):

                              (A) The Corporation shall be under no obligation to make any investigation of facts unless an officer, employee or agent of the Corporation responsible for making such transfer or determination or issuing Class A Common Stock pursuant to such conversion has substantial reason to believe, or unless the Board of Directors (or a committee or subcommittee of the Board of Directors designated for the


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      purpose) determines that there is substantial reason to believe, that any notice or other document is incomplete or incorrect in a material respect or that an investigation would disclose facts upon which any determination referred to in Section (e)(6)(iv) above should be made, in either of which events the Corporation shall make or cause to be made such investigation as it may deem necessary or desirable in the circumstances and have a reasonable time to complete such investigation.

                              (B) Neither the Corporation nor any director, officer, employee or agent of the Corporation shall be liable in any manner for any action taken or omitted in good faith.

                              (C) The Corporation will not be required to pay any documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of Class B Common Stock pursuant to this Section
      (e)(6), and no such issue or delivery shall be made unless and until the person or entity requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                              (D) Subject to the rights of any holders of Preferred Stock hereafter issued, all rights to vote and all voting power (including, without limitation thereto, the right to elect directors) shall be vested exclusively, in accordance with Section (e)(3) and subsections (D) through (F) of this Section (e)(6)(viii), inclusive, in the holders of Common Stock, voting together as a single class, except as otherwise expressly required by the law of the State of Delaware, this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation.

                              (E) At any meeting of stockholders, the presence in person or by proxy of the holders of shares entitled to cast a majority of all the votes which could be cast at such meeting by the holders of all of the outstanding shares of stock of the Corporation entitled to vote on every matter that is to be voted on without regard to class at such meeting shall constitute a quorum.

                              (F) At every meeting of stockholders, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote together as one class, and their votes shall be counted and totaled together; and at any meeting of stockholders duly called and held at which a quorum (determined in accordance with the provisions of subsection (E)) is present, (i) in all matters other than the election of directors, a majority of the votes which could be cast at such meeting upon a given question and (ii) in the case of the election of directors, a plurality of the votes which could be cast at such meeting upon such election, by such holders who are present in person or by proxy, shall be necessary in addition to any vote or other action that may be expressly required by the provisions of this Amended and Restated Certificate of Incorporation or by the law of the State of Delaware, to decide such question or election,


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      and shall decide such question or election if no such additional vote or other action is so required.

                              (G) Immediately upon the effectiveness of this Amended and Restated Certificate of Incorporation, each share of common stock of the Corporation issued and outstanding immediately prior to such effectiveness, shall be changed into and reclassified as 157,500 shares of Class B Common Stock.

                        (7) In the event that at any time or from time to time the Corporation issues any additional equity securities of the Corporation of any class or series or any other securities of the Corporation convertible into such equity securities (other than pursuant to any employee stock or stock option benefit plan or in connection with any stock split or stock dividend), the holders of shares of Class B Common Stock shall have the right to subscribe for and purchase additional shares of Class B Common Stock or shares of such other securities such that such holders of Class B Common Stock may, by purchasing such additional securities, maintain the same percentage beneficial ownership interest (including voting and/or economic interest) that such holders held immediately prior to the issue of such additional securities.

            FIFTH: In determining the number or the record holders of outstanding shares of any class of stock of the Corporation for the purpose of computing or determining the method of computing the vote or determining the right to vote at any meeting of stockholders or of a class of stockholders, the original stock ledger of the Corporation as at the close of business on the record date fixed for such meeting or, if the stock transfer books of the Corporation shall have been closed for a period immediately preceding the date of such meeting, then as at the close of business on the date as of which such stock transfer books were so closed, shall be conclusive for all purposes, and in determining the number or the record holders of outstanding shares of any class of stock of the Corporation for any other purpose, the original stock ledger of the Corporation as at the close of business on the date as of which the determination is being made, shall be conclusive for all purposes; all notwithstanding any other provision of this Amended and Restated Certificate of Incorporation.

            SIXTH: The Board of Directors shall have all powers and authorities conferred upon it by the laws of the State of Delaware and is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation. The Corporation may in its By-Laws confer powers upon its directors in addition to the powers and authorities expressly conferred upon them by the laws of the State of Delaware.

            SEVENTH: (a) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, the number of directors of the Corporation shall be fixed by the By-Laws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the By-Laws. The directors of the Corporation need not be stockholders thereof.

                        (b) Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                        (c) Subject to any rights of holders of Preferred Stock, any vacancy occurring in the Board of Directors caused by death, resignation, increase in number of directors or otherwise may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.

            EIGHTH: (a) Any corporate action required to be taken at any annual or special meeting of stockholders of the Corporation, or any corporate action which may be taken at any annual or special meeting of the stockholders, may, except as otherwise required by law, be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the corporate action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery (either by hand or by courier service or by certified or registered mail, return receipt requested) to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, that on and after the date on which neither DKB and/or its subsidiaries nor the Class B Transferee and/or its subsidiaries continue to beneficially own a majority of the total voting power of all outstanding classes of Common Stock of the Corporation, voting together as a single class, any corporate action required to be taken at any annual or special meeting of the stockholders, or any corporate action which may be taken at any annual or special meeting of the stockholders, may be taken only at a duly called annual or special meeting of stockholders and may not be taken by written consent of the stockholders in lieu of a meeting.

                  So long as stockholders are entitled to consent to corporate action in writing without a meeting in accordance with this Section (a), every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by holders of a sufficient number of votes to take action are delivered to the Corporation in the manner prescribed in this Section (a).

                  (b) Unless otherwise prescribed by law or this Amended and Restated Certificate of Incorporation, special meetings of stockholders may be held at any time on call of the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the Chief Executive Officer, the President or, at the request in writing of a majority of the Board of Directors, any other officer.

            NINTH: (a) In anticipation that DKB will remain a substantial stockholder of the Corporation, and in anticipation that the Corporation and DKB may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with DKB (including possible service of directors and officers and other employees of DKB as directors or officers or other employees of the Corporation), the provisions of this Article NINTH are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve DKB and its directors and officers and other employees, and the powers, rights, duties and liabilities of the Corporation and its directors, officers and other employees and stockholders in connection therewith.

                        (b) DKB shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Corporation, and neither DKB nor any director or officer or other employee thereof (except as provided in subsection (c) below) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of DKB. In the event that DKB acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both DKB and the Corporation, DKB shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that DKB pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the Corporation.

                        (c) In the event that a director or officer or other employee of the Corporation who is also a director or officer or other employee of DKB acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and DKB, such director or officer or other employee of the Corporation shall have fully satisfied and fulfilled his fiduciary duty to the Corporation and its stockholders with respect to such corporate opportunity, if such person acts in a manner consistent with the following policy:

                        (1) A corporate opportunity offered to any person who is an officer or employee of the Corporation, and who is also a director but not an officer or employee of DKB, shall belong to the Corporation; (2) a corporate opportunity offered to any person who is a director but not an officer or employee of the Corporation, and who is also a director or officer or other employee of DKB shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his capacity as a director of the Corporation, and otherwise shall belong to DKB; and (3) a corporate opportunity offered to any person who is an officer or other employee of both the Corporation and DKB, or an officer of one and a non-officer employee of the other, shall belong to the Corporation if such opportunity is expressly offered to such person in writing solely in his capacity as an officer or employee of the Corporation, and otherwise shall belong to DKB.

                        (d) Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article NINTH.

                        (e) For purposes of this Article NINTH only:

                        (1) A director of the Corporation who is Chairman of the Board of Directors of the Corporation or of a committee thereof shall not be deemed to be an officer or employee of the Corporation by reason of holding such position (without regard to whether such position is deemed an officer of the Corporation under the By-Laws of the Corporation), unless such person is a full-time employee of the Corporation; and

                        (2) (i) The term "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities which are controlled by the Corporation (directly or indirectly) through the ownership of the outstanding voting power of such corporation, partnership, joint venture, association or other entity or otherwise and (ii) the term "DKB" shall mean DKB and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, defined in accordance with subsection (i) of this Section (e)(2)) which are controlled by DKB (directly or indirectly) through the ownership of the outstanding voting power of such corporation, partnership, joint venture, association or other entity or otherwise.

                        (f) Notwithstanding anything in this Amended and Restated Certificate of Incorporation to the contrary, the foregoing provisions of this Article NINTH shall expire on the date that DKB ceases to own beneficially Common Stock representing at least 25% of the total voting power of all classes of outstanding Common Stock of the Corporation and no person who is a director or officer or other employee of the Corporation is also a director or officer or other employee of DKB. Neither the alteration, amendment or repeal of this Article NINTH nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

            TENTH: The Corporation elects not to be governed by Section 203 of the General Corporation Law.

            ELEVENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law (including, without limitation, paragraph (7) of subsection (b) of Section 102 thereof), as the same may be amended and supplemented from time to time. Any repeal or modification of this Article ELEVENTH shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

            TWELFTH: The Corporation shall, to the fullest extent permitted by the General Corporation Law (including, without limitation, Section 145 thereof), as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under the General Corporation Law. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled, whether as a matter of law or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            THIRTEENTH: The By-Laws of the Corporation may be altered, amended or repealed at any meeting of the Board of Directors or of the stockholders, provided that notice of such alteration, amendment or repeal be contained in the notice of such meeting of the Board of Directors or stockholders (subject, in the case of meetings of stockholders, to the provisions of Article II of the By-Laws), as the case may be.

            FOURTEENTH: Unless the context of this Amended and Restated Certificate of Incorporation otherwise requires, words of any gender shall be deemed to include each other gender and words using the singular or plural number shall also include the plural or singular number, respectively.

            5. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with Section 245 of the General Corporation Law and by the written consent of the holders of a majority of the votes entitled to be cast by the holders of the outstanding stock of the Corporation, in accordance with Sections 242 and 228 of the General Corporation Law.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Albert R. Gamper, Jr., its President and Chief Executive Officer, this ___ day of November, 1997.



                                    THE CIT GROUP, INC.


                                    By:________________________________
                                       Name:    Albert R. Gamper, Jr.
                                       Title:   President and Chief Executive
                                                Officer





ATTEST:

______________________________
Ernest D. Stein, Secretary